EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William W. Harvey, Jr., Chief Financial Officer and Interim President and Chief Executive Officer (814) 726-2140
Jeffrey J. Maddigan, Treasurer and Executive Vice President of Finance and Accounting (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2022 Earnings and Quarterly Dividend

Columbus, Ohio — July 25, 2022

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2022 of $33.4 million, or $0.26 per diluted share. This represents a decrease of $15.5 million, or 31.7%, compared to the same quarter last year, when net income was $49.0 million, or $0.38 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2022 were 8.90% and 0.94% compared to 12.58% and 1.37% for the same quarter last year. Prior year earnings were enhanced by a $25.3 million pre-tax gain on the sale of the Northwest insurance line of business.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 15, 2022 to shareholders of record as of August 4, 2022. This is the 111th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of June 30, 2022, this represents an annualized dividend yield of approximately 6.0%.

During the second quarter, the Company announced the unfortunate passing of Chairman, President, and Chief Executive Officer, Ronald J. Seiffert, from natural causes. Subsequently, as announced on May 25, 2022, the Northwest Bancshares and Northwest Bank Boards of Directors named the Company’s Chief Financial Officer, William W. Harvey Jr,. as interim President and Chief Executive Officer and the Company's Lead Director, Timothy B. Fannin, as interim Chairman of the Board.

Mr. Harvey commented, "Everyone in the Northwest family is deeply saddened by the unexpected passing of Ron. Ron was such a strong leader during his time at Northwest and he positioned us well for the future. We are committed to carrying out his vision and strategic direction for the company."

In relation to the quarterly results, Mr. Harvey noted, "We are pleased with the loan growth momentum generated during the quarter with organic loan growth of approximately $200.0 million, or almost 2.0%, augmented by the purchase of a $50.0 million one-to-four family jumbo mortgage loan portfolio and a $43.0 million small business equipment finance pool. Also, during the quarter our net interest margin expanded by 32bp as a result of both an increase in market interest rates and the deployment of excess liquidity into higher yielding interest-earning assets."

Mr. Harvey continued, "Asset quality metrics continue to improve with nonperforming and classified assets dropping to $100.0 million and $277.4 million, respectively, and total delinquency and net charge-offs falling to pre-pandemic levels. Outside of an increase in other noninterest expense related primarily to an additional $3.4 million reserve for unfunded loan commitments, we continue to see a favorable trend in expense management over the past five quarters."

Net interest income increased by $4.5 million, or 4.7%, to $100.3 million for the quarter ended June 30, 2022, from $95.7 million for the quarter ended June 30, 2021, due primarily to a $1.5 million increase in both interest income on mortgage-backed securities and interest income on interest-earning deposits. The increase in interest income on mortgage-backed securities was due to an increase of $196.1 million, or 11.2%, in the average balance of mortgage-backed securities in addition to an increase in the yield on mortgage-backed securities to 1.47% for the quarter ended June 30, 2022 from 1.29% for the quarter ended June 30, 2021. The increase in interest income on interest-earning deposits was due to an increase of $35.4 million, or 4.4%, in the average balance of interest-earning deposits in addition to an increase in the yield on interest-earning deposits to 0.79% for the quarter ended June 30, 2022 from 0.09% for the quarter ended June 30, 2021. Also contributing to the increase in net interest income was a decrease in interest expense on deposits of $1.4 million, or 30.0%, primarily due to a decrease in our cost of our interest-bearing liabilities to 0.24% for the quarter ended June 30, 2022, from 0.29% for the quarter ended June 30, 2021. The net effect of the changes in interest rates and average balances was an increase in the Company's net interest margin to 3.07% for the quarter ended June 30, 2022, from 2.91% for the same quarter last year.

The Company continued to experience improvement in asset quality as classified loans decreased by $175.7 million, or 38.8%, to $277.4 million, or 2.7% of total loans, at June 30, 2022, from $453.1 million, or 4.4% of total loans, at June 30, 2021. Total delinquent loans also decreased to $51.1 million, or 0.49% of loans receivable, at June 30, 2022 from $68.9 million, or 0.70% of loans receivable, at June 30, 2021. In addition, annualized net charge-offs were 0.14% during the current quarter compared to 0.26% during the same quarter last year. As the result, the provision for credit losses during the current quarter remained historically low at just $2.6 million.

Noninterest income decreased by $24.3 million, or 44.3%, to $30.4 million for the quarter ended June 30, 2022, from $54.7 million for the quarter ended June 30, 2021.  This decrease was primarily due to the sale of our insurance business in the second quarter of 2021, for a pre-tax gain of $25.3 million, which also resulted in a decrease in insurance commission income of $1.0 million, or 100.0% from the quarter ended June 30, 2021. In addition, mortgage banking income decreased by $1.7 million, or 43.4%, to $2.2 million for the quarter ended June 30, 2022 from $3.8 million for the quarter ended June 30, 2021. This decrease reflects the impact of less favorable pricing in the secondary market, due primarily to the volatile interest rate environment. Offsetting these decreases was an increase in other operating income of $2.2 million, or 83.6%, to $4.9 million for the quarter ended June 30, 2022 from $2.6 million for the quarter ended June 30, 2021 due to an increase in swap fee income as well as a gain of approximately $1.0 million from the sale of branch buildings associated with the previously announced consolidation of 20 branch office facilities.

Noninterest expense decreased by $1.5 million, or 1.8%, to $84.8 million for the quarter ended June 30, 2022 from $86.3 million for the quarter ended June 30, 2021. This decrease primarily resulted from a $2.2 million, or 14.5%, decrease in processing expense to $12.9 million for the quarter ended June 30, 2022 from $15.2 million for the quarter ended June 30, 2021 due to the investment in our technology and infrastructure during the prior year. Also contributing to this favorable variance was an $898,000, or 21.2%, decrease in professional services to $3.3 million for the quarter ended June 30, 2022 from $4.2 million for the quarter ended June 30, 2021 due to the use of third-party experts to assist with our digital strategy rollout in the prior year. Compensation and employee benefits also decreased by $821,000, or 1.7%, to $48.1 million for the quarter ended June 30, 2022 from $48.9 million for the quarter ended June 30, 2021, despite recognizing approximately $1.4 million of additional expenses related to the acceleration of compensation and stock benefits upon Mr. Seiffert's passing. The decrease in compensation and employee benefits was driven primarily by the branch consolidations completed in April. Partially offsetting these decreases was an increase in other expenses of $3.8 million to $5.2 million for the quarter ended June 30, 2022 from $1.4 million for the quarter ended June 30, 2021 due to an increase in our unfunded loan loss reserve associated with the origination of loans with current off balance sheet exposure.

The provision for income taxes decreased by $5.3 million, or 34.9%, to $9.9 million for the quarter ended June 30, 2022, from $15.1 million for the quarter ended June 30, 2021, due primarily to a decrease in income before taxes in the current year.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2022, Northwest operated 142 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Cash and cash equivalents	$504,532	1,279,259	857,152
Marketable securities available-for-sale (amortized cost of $1,516,743, $1,565,002 and $1,593,813, respectively)	1,364,743	1,548,592	1,599,024
Marketable securities held-to-maturity (fair value of $835,565, $751,513 and $632,620, respectively)	923,180	768,154	639,424
Total cash and cash equivalents and marketable securities	2,792,455	3,596,005	3,095,600

Residential mortgage loans held-for-sale	31,153	25,056	29,055
Residential mortgage loans	3,255,622	2,969,564	2,925,496
Home equity loans	1,280,492	1,319,931	1,376,228
Consumer loans	2,002,545	1,838,748	1,745,231
Commercial real estate loans	2,876,176	3,015,484	3,215,189
Commercial loans	986,836	847,609	1,018,781
Total loans receivable	10,432,824	10,016,392	10,309,980
Allowance for credit losses	(98,355)	(102,241)	(117,330)
Loans receivable, net	10,334,469	9,914,151	10,192,650

FHLB stock, at cost	13,362	14,184	23,287
Accrued interest receivable	27,708	25,599	27,585
Real estate owned, net	1,205	873	1,353
Premises and equipment, net	146,869	156,524	156,076
Bank-owned life insurance	254,109	256,213	253,539
Goodwill	380,997	380,997	380,997
Other intangible assets, net	10,538	12,836	15,362
Other assets	192,983	144,126	151,607
Total assets	$14,154,695	14,501,508	14,298,056
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,058,249	3,099,526	3,002,632
Interest-bearing demand deposits	2,858,691	2,940,442	2,824,219
Money market deposit accounts	2,631,712	2,629,882	2,538,607
Savings deposits	2,362,725	2,303,760	2,262,152
Time deposits	1,155,878	1,327,555	1,463,098
Total deposits	12,067,255	12,301,165	12,090,708

Borrowed funds	130,490	139,093	133,876
Subordinated debt	113,666	123,575	123,501
Junior subordinated debentures	129,184	129,054	128,924
Advances by borrowers for taxes and insurance	55,622	44,582	53,608
Accrued interest payable	1,725	1,804	1,820
Other liabilities	162,214	178,664	190,258
Total liabilities	12,660,156	12,917,937	12,722,695
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 126,881,766, 126,612,183 and 127,907,885 shares issued and outstanding, respectively	1,269	1,266	1,279
Additional paid-in capital	1,015,349	1,010,405	1,025,174
Retained earnings	620,551	609,529	595,100
Accumulated other comprehensive loss	(142,630)	(37,629)	(46,192)
Total shareholders’ equity	1,494,539	1,583,571	1,575,361
Total liabilities and shareholders’ equity	$14,154,695	14,501,508	14,298,056

Equity to assets	10.56%	10.92%	11.02%
Tangible common equity to assets*	8.01%	8.43%	8.48%
Book value per share	$11.78	12.51	12.32
Tangible book value per share*	$8.69	9.40	9.22
Closing market price per share	$12.80	14.16	13.64
Full time equivalent employees	2,188	2,332	2.393
Number of banking offices	150	170	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Interest income:
Loans receivable	$95,574	88,174	95,295	97,475	95,255
Mortgage-backed securities	7,158	6,360	5,743	5,840	5,680
Taxable investment securities	715	677	640	649	693
Tax-free investment securities	683	674	688	628	594
FHLB stock dividends	82	81	82	71	138
Interest-earning deposits	1,684	467	467	352	192
Total interest income	105,896	96,433	102,915	105,015	102,552
Interest expense:
Deposits	3,341	3,751	4,295	4,540	4,773
Borrowed funds	2,290	2,059	1,964	2,056	2,050
Total interest expense	5,631	5,810	6,259	6,596	6,823
Net interest income	100,265	90,623	96,656	98,419	95,729
Provision for credit losses	2,629	(1,481)	(1,909)	(4,354)	—
Net interest income after provision for credit losses	97,636	92,104	98,565	102,773	95,729
Noninterest income:
Loss on sale of investments	(3)	(2)	(4)	(46)	(105)
Service charges and fees	13,673	13,067	13,500	13,199	12,744
Trust and other financial services income	7,461	7,012	6,820	7,182	7,435
Insurance commission income	—	—	—	44	1,043
Gain/(loss) on real estate owned, net	291	(29)	71	247	166
Income from bank-owned life insurance	2,008	1,983	1,343	1,332	1,639
Mortgage banking income	2,157	1,465	2,120	3,941	3,811
Gain on sale of insurance business	—	—	—	—	25,327
Other operating income	4,861	2,244	3,192	3,287	2,648
Total noninterest income	30,448	25,740	27,042	29,186	54,708
Noninterest expense:
Compensation and employee benefits	48,073	46,917	48,691	49,063	48,894
Premises and occupancy costs	7,280	7,797	7,104	7,745	7,410
Office operations	3,162	3,383	3,144	4,143	3,317
Collections expense	403	520	602	411	303
Processing expenses	12,947	12,548	13,639	13,517	15,151
Marketing expenses	2,047	2,128	2,054	2,102	2,101
Federal deposit insurance premiums	1,130	1,129	1,131	1,184	1,353
Professional services	3,333	2,573	4,513	4,295	4,231
Amortization of intangible assets	1,115	1,183	1,205	1,321	1,433
Real estate owned expense	72	37	44	94	85
Merger, asset disposition and restructuring expense	—	1,374	2,812	—	632
Other expenses	5,245	2,355	1,346	2,227	1,422
Total noninterest expense	84,807	81,944	86,285	86,102	86,332
Income before income taxes	43,277	35,900	39,322	45,857	64,105
Income tax expense	9,851	7,613	9,266	10,794	15,138
Net income	$33,426	28,287	30,056	35,063	48,967

Basic earnings per share	$0.26	0.22	0.24	0.28	0.38
Diluted earnings per share	$0.26	0.22	0.24	0.27	0.38

Annualized return on average equity	8.90%	7.17%	7.65%	8.86%	12.58%
Annualized return on average assets	0.94%	0.80%	0.82%	0.97%	1.37%
Annualized return on tangible common equity *	12.16%	10.14%	10.02%	11.92%	16.66%

Efficiency ratio **	64.03%	68.22%	66.51%	66.44%	67.35%
Annualized noninterest expense to average assets ***	2.35%	2.23%	2.25%	2.33%	2.35%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2022	2021
Interest income:
Loans receivable	$183,748	197,573
Mortgage-backed securities	13,518	9,880
Taxable investment securities	1,392	1,327
Tax-free investment securities	1,357	1,169
FHLB stock dividends	163	254
Interest-earning deposits	2,151	375
Total interest income	202,329	210,578
Interest expense:
Deposits	7,092	10,287
Borrowed funds	4,349	4,104
Total interest expense	11,441	14,391
Net interest income	190,888	196,187
Provision for credit losses	1,148	(5,620)
Net interest income after provision for credit losses	189,740	201,807
Noninterest income:
Loss on sale of investments	(5)	(126)
Service charges and fees	26,740	25,138
Trust and other financial services income	14,473	13,919
Insurance commission income	—	3,589
Gain on real estate owned, net	262	124
Income from bank-owned life insurance	3,991	3,375
Mortgage banking income	3,622	9,831
Gain on sale of insurance business	—	25,327
Other operating income	7,105	5,484
Total noninterest income	56,188	86,661
Noninterest expense:
Compensation and employee benefits	94,990	96,133
Premises and occupancy costs	15,077	16,224
Office operations	6,545	6,482
Collections expense	923	919
Processing expenses	25,495	28,607
Marketing expenses	4,175	4,081
Federal deposit insurance premiums	2,259	2,660
Professional services	5,906	8,813
Amortization of intangible assets	2,298	3,027
Real estate owned expense	109	160
Merger, asset disposition and restructuring expense	1,374	641
Other expenses	7,600	4,776
Total noninterest expense	166,751	172,523
Income before income taxes	79,177	115,945
Income tax expense	17,464	26,741
Net income	$61,713	89,204

Basic earnings per share	$0.49	0.70
Diluted earnings per share	$0.49	0.70

Annualized return on average equity	8.01%	11.61%
Annualized return on average assets	0.87%	1.27%
Annualized return on tangible common equity *	11.28%	15.26%

Efficiency ratio **	66.00%	65.57%
Annualized noninterest expense to average assets ***	2.29%	2.40%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Nonaccrual loans current:
Residential mortgage loans	$1,970	1,884	1,354	2,015	189
Home equity loans	1,337	1,376	1,212	1,267	170
Consumer loans	976	1,148	1,336	1,465	188
Commercial real estate loans	60,537	79,810	106,233	111,075	138,820
Commercial loans	5,270	6,060	6,098	17,021	17,545
Total nonaccrual loans current	$70,090	90,278	116,233	132,843	156,912
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$2	760	244	99	68
Home equity loans	172	195	223	328	229
Consumer loans	158	190	241	152	230
Commercial real estate loans	911	333	239	205	1,589
Commercial loans	358	4	53	102	406
Total nonaccrual loans delinquent 30 days to 59 days	$1,601	1,482	1,000	886	2,522
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$199	830	1,163	527	207
Home equity loans	566	371	61	142	310
Consumer loans	226	280	292	291	297
Commercial real estate loans	630	—	364	419	198
Commercial loans	73	—	218	170	21
Total nonaccrual loans delinquent 60 days to 89 days	$1,694	1,481	2,098	1,549	1,033
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$5,445	3,976	7,641	8,069	10,007
Home equity loans	2,081	2,968	4,262	4,745	6,256
Consumer loans	1,942	1,782	2,069	2,184	2,341
Commercial real estate loans	14,949	21,399	24,063	25,562	23,564
Commercial loans	583	795	1,105	1,104	4,126
Total nonaccrual loans delinquent 90 days or more	$25,000	30,920	39,140	41,664	46,294
Total nonaccrual loans	$98,385	124,161	158,471	176,942	206,761
Total nonaccrual loans	$98,385	124,161	158,471	176,942	206,761
Loans 90 days past due and still accruing	379	420	331	386	302
Nonperforming loans	98,764	124,581	158,802	177,328	207,063
Real estate owned, net	1,205	929	873	809	1,353
Nonperforming assets	$99,969	125,510	159,675	178,137	208,416
Nonaccrual troubled debt restructuring *	$37,647	16,015	17,216	12,858	8,951
Accruing troubled debt restructuring	16,590	12,686	13,072	13,664	18,480
Total troubled debt restructuring	$54,237	28,701	30,288	26,522	27,431

Nonperforming loans to total loans	0.95%	1.23%	1.59%	1.74%	2.01%
Nonperforming assets to total assets	0.71%	0.87%	1.10%	1.24%	1.46%
Allowance for credit losses to total loans	0.94%	0.98%	1.02%	1.08%	1.14%
Allowance for total loans excluding PPP loan balances	0.95%	0.98%	1.03%	1.09%	1.17%
Allowance for credit losses to nonperforming loans	99.59%	79.70%	64.38%	61.90%	56.66%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2022	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,273,117	—	13,658	—	—	3,286,775
Home equity loans	1,275,124	—	5,368	—	—	1,280,492
Consumer loans	1,998,863	—	3,682	—	—	2,002,545
Total Personal Banking	6,547,104	—	22,708	—	—	6,569,812
Commercial Banking:
Commercial real estate loans	2,600,207	51,540	224,429	—	—	2,876,176
Commercial loans	954,129	2,468	30,239	—	—	986,836
Total Commercial Banking	3,554,336	54,008	254,668	—	—	3,863,012
Total loans	$10,101,440	54,008	277,376	—	—	10,432,824
At March 31, 2022
Personal Banking:
Residential mortgage loans	$3,108,366	—	13,523	—	—	3,121,889
Home equity loans	1,280,342	—	6,178	—	—	1,286,520
Consumer loans	1,892,162	—	3,819	—	—	1,895,981
Total Personal Banking	6,280,870	—	23,520	—	—	6,304,390
Commercial Banking:
Commercial real estate loans	2,633,808	62,091	263,994	—	—	2,959,893
Commercial loans	839,125	3,277	32,349	—	—	874,751
Total Commercial Banking	3,472,933	65,368	296,343	—	—	3,834,644
Total loans	$9,753,803	65,368	319,863	—	—	10,139,034
At December 31, 2021
Personal Banking:
Residential mortgage loans	$2,978,080	—	16,540	—	—	2,994,620
Home equity loans	1,312,820	—	7,111	—	—	1,319,931
Consumer loans	1,834,478	—	4,270	—	—	1,838,748
Total Personal Banking	6,125,378	—	27,921	—	—	6,153,299
Commercial Banking:
Commercial real estate loans	2,639,676	74,123	301,685	—	—	3,015,484
Commercial loans	808,323	5,730	33,556	—	—	847,609
Total Commercial Banking	3,447,999	79,853	335,241	—	—	3,863,093
Total loans	$9,573,377	79,853	363,162	—	—	10,016,392
At September 30, 2021
Personal Banking:
Residential mortgage loans	$2,972,489	—	17,032	—	—	2,989,521
Home equity loans	1,342,479	—	7,869	—	—	1,350,348
Consumer loans	1,812,360	—	4,476	—	—	1,816,836
Total Personal Banking	6,127,328	—	29,377	—	—	6,156,705
Commercial Banking:
Commercial real estate loans	2,799,592	63,034	299,925	—	—	3,162,551
Commercial loans	813,665	10,976	55,071	—	—	879,712
Total Commercial Banking	3,613,257	74,010	354,996	—	—	4,042,263
Total loans	$9,740,585	74,010	384,373	—	—	10,198,968
At June 30, 2021
Personal Banking:
Residential mortgage loans	$2,937,418	—	17,133	—	—	2,954,551
Home equity loans	1,367,765	—	8,463	—	—	1,376,228
Consumer loans	1,741,872	—	3,359	—	—	1,745,231
Total Personal Banking	6,047,055	—	28,955	—	—	6,076,010
Commercial Banking:
Commercial real estate loans	2,781,734	73,167	360,288	—	—	3,215,189
Commercial loans	943,665	11,266	63,850	—	—	1,018,781
Total Commercial Banking	3,725,399	84,433	424,138	—	—	4,233,970
Total loans	$9,772,454	84,433	453,093	—	—	10,309,980
*    Includes $7.4 million, $4.4 million, $14.9 million, $16.7 million, and $16.7 million of acquired loans at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.
**    Includes $59.3 million, $71.9 million, $81.5 million, $110.4 million, and $122.5 million of acquired loans at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2022		*	March 31, 2022		*	December 31, 2021		*	September 30, 2021		*	June 30, 2021		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	20	$785	—%	281	$24,057	0.8%	277	$20,567	0.7%	17	$765	—%	13	$606	—%
Home equity loans	107	3,664	0.3%	105	3,867	0.3%	112	3,153	0.2%	101	3,351	0.2%	91	3,677	0.3%
Consumer loans	563	6,898	0.3%	523	6,043	0.3%	589	6,536	0.4%	576	6,146	0.3%	532	5,571	0.3%
Commercial real estate loans	26	2,701	0.1%	25	3,643	0.1%	17	17,065	0.6%	19	2,004	0.1%	13	2,857	0.1%
Commercial loans	24	1,486	0.2%	16	1,268	0.1%	12	193	—%	10	692	0.1%	15	686	0.1%
Total loans delinquent 30 days to 59 days	740	$15,534	0.1%	950	$38,878	0.4%	1,007	$47,514	0.5%	723	$12,958	0.1%	664	$13,397	0.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	61	$5,941	0.2%	24	$1,950	0.1%	59	$5,433	0.2%	55	$4,907	0.2%	58	$4,051	0.1%
Home equity loans	28	952	0.1%	28	1,138	0.1%	30	949	0.1%	29	1,024	0.1%	36	1,502	0.1%
Consumer loans	178	1,460	0.1%	159	1,839	0.1%	195	2,006	0.1%	180	1,757	0.1%	181	1,988	0.1%
Commercial real estate loans	9	1,472	0.1%	1	112	—%	5	769	—%	8	1,170	—%	9	1,335	—%
Commercial loans	6	341	—%	3	103	—%	10	727	0.1%	2	170	—%	2	27	—%
Total loans delinquent 60 days to 89 days	282	$10,166	0.1%	215	$5,142	0.1%	299	$9,884	0.1%	274	$9,028	0.1%	286	$8,903	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	63	$5,445	0.2%	47	$3,976	0.1%	87	$7,641	0.3%	95	$8,069	0.3%	115	$10,007	0.3%
Home equity loans	69	2,081	0.2%	91	2,968	0.2%	105	4,262	0.3%	119	4,745	0.4%	146	6,256	0.5%
Consumer loans	286	2,321	0.1%	287	2,202	0.1%	296	2,400	0.1%	308	2,568	0.1%	356	2,643	0.2%
Commercial real estate loans	31	14,949	0.5%	41	21,399	0.7%	52	24,063	0.8%	59	25,562	0.8%	83	23,564	0.7%
Commercial loans	10	583	0.1%	10	795	0.1%	8	1,105	0.1%	10	1,104	0.1%	18	4,126	0.4%
Total loans delinquent 90 days or more	459	$25,379	0.2%	476	$31,340	0.3%	548	$39,471	0.4%	591	$42,048	0.4%	718	$46,596	0.5%

Total loans delinquent	1,481	$51,079	0.5%	1,641	$75,360	0.7%	1,854	$96,869	1.0%	1,588	$64,034	0.6%	1,668	$68,896	0.7%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $6.3 million, $7.1 million, $7.3 million, $8.4 million, and $10.3 million at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Beginning balance	$99,295	102,241	109,767	117,330	123,997
Provision	2,629	(1,481)	(1,909)	(4,354)	—
Charge-offs residential mortgage	(138)	(1,183)	(784)	(1,263)	(770)
Charge-offs home equity	(255)	(447)	(1,299)	(1,474)	(379)
Charge-offs consumer	(1,912)	(1,723)	(2,897)	(2,148)	(2,401)
Charge-offs commercial real estate	(4,392)	(1,024)	(2,652)	(1,581)	(3,964)
Charge-offs commercial	(329)	(681)	(2,586)	(412)	(1,161)
Recoveries	3,457	3,593	4,601	3,669	2,008
Ending balance	$98,355	99,295	102,241	109,767	117,330
Net charge-offs to average loans, annualized	0.14%	0.06%	0.22%	0.12%	0.26%

	Six months ended June 30,
	2022	2021
Beginning balance	$102,241	134,427
Provision	1,148	(5,620)
Charge-offs residential mortgage	(1,321)	(1,625)
Charge-offs home equity	(702)	(607)
Charge-offs consumer	(3,635)	(5,004)
Charge-offs commercial real estate	(5,416)	(8,590)
Charge-offs commercial	(1,010)	(1,215)
Recoveries	7,050	5,564
Ending balance	$98,355	117,330
Net charge-offs to average loans, annualized	0.10%	0.22%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2022			March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,171,469	27,327	3.45%	$2,980,788	25,542	3.43%	$2,977,942	25,269	3.39%	$2,959,794	25,398	3.43%	$2,935,034	25,609	3.49%
Home equity loans	1,277,440	11,961	3.76%	1,293,986	11,472	3.60%	1,328,553	11,750	3.51%	1,356,131	11,993	3.51%	1,380,794	12,232	3.55%
Consumer loans	1,880,769	15,777	3.36%	1,799,037	14,907	3.36%	1,756,620	15,514	3.50%	1,728,563	16,220	3.72%	1,589,739	14,555	3.67%
Commercial real estate loans	2,915,750	31,844	4.32%	3,000,204	29,757	3.97%	3,113,924	34,062	4.28%	3,205,839	35,305	4.31%	3,257,810	33,349	4.05%
Commercial loans	912,454	9,090	3.94%	824,770	6,897	3.34%	855,998	9,154	4.18%	975,603	9,096	3.65%	1,133,969	9,978	3.48%
Total loans receivable (a) (b) (d)	10,157,882	95,999	3.79%	9,898,785	88,575	3.63%	10,033,037	95,749	3.79%	10,225,930	98,012	3.80%	10,297,346	95,723	3.73%
Mortgage-backed securities (c)	1,952,375	7,158	1.47%	1,945,173	6,360	1.31%	1,894,683	5,743	1.21%	1,832,876	5,840	1.27%	1,756,227	5,680	1.29%
Investment securities (c) (d)	376,935	1,590	1.69%	373,694	1,540	1.65%	358,558	1,535	1.71%	348,619	1,466	1.68%	364,414	1,466	1.61%
FHLB stock, at cost	13,428	82	2.44%	13,870	81	2.38%	14,459	82	2.25%	21,607	71	1.31%	23,107	138	2.40%
Other interest-earning deposits	846,142	1,684	0.79%	1,218,960	467	0.15%	1,168,449	467	0.16%	905,130	352	0.15%	810,741	192	0.09%
Total interest-earning assets	13,346,762	106,513	3.20%	13,450,482	97,023	2.93%	13,469,186	103,576	3.05%	13,334,162	105,741	3.15%	13,251,835	103,199	3.12%
Noninterest-earning assets (e)	909,943			973,092			1,004,905			1,074,122			1,104,924
Total assets	$14,256,705			$14,423,574			$14,474,091			$14,408,284			$14,356,759
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,361,919	589	0.10%	$2,334,494	592	0.10%	$2,282,606	622	0.11%	$2,271,365	603	0.11%	$2,255,578	590	0.10%
Interest-bearing demand deposits	2,857,336	310	0.04%	2,875,430	321	0.05%	2,933,466	411	0.06%	2,890,905	414	0.06%	2,840,949	407	0.06%
Money market deposit accounts	2,653,467	668	0.10%	2,668,105	653	0.10%	2,618,177	656	0.10%	2,565,159	637	0.10%	2,537,629	621	0.10%
Time deposits	1,220,815	1,774	0.58%	1,292,608	2,185	0.69%	1,356,513	2,606	0.76%	1,423,041	2,886	0.80%	1,493,947	3,155	0.85%
Borrowed funds (f)	123,749	167	0.54%	135,289	158	0.47%	135,038	159	0.47%	131,199	154	0.47%	131,240	150	0.46%
Subordinated debt (g)	119,563	1,203	4.03%	123,608	1,250	4.05%	123,514	1,180	3.82%	123,513	1,277	4.10%	123,443	1,264	4.11%
Junior subordinated debentures	129,142	920	2.82%	129,077	651	2.02%	129,012	625	1.89%	128,946	625	1.90%	128,882	636	1.95%
Total interest-bearing liabilities	9,465,991	5,631	0.24%	9,558,611	5,810	0.25%	9,578,326	6,259	0.26%	9,534,128	6,596	0.27%	9,511,668	6,823	0.29%
Noninterest-bearing demand deposits (h)	3,090,372			3,060,698			3,093,518			3,058,819			3,036,202
Noninterest-bearing liabilities	193,510			203,537			242,620			244,402			247,930
Total liabilities	12,749,873			12,822,846			12,914,464			12,837,349			12,795,800
Shareholders’ equity	1,506,832			1,600,728			1,559,627			1,570,935			1,560,959
Total liabilities and shareholders’ equity	$14,256,705			$14,423,574			$14,474,091			$14,408,284			$14,356,759
Net interest income/Interest rate spread		100,882	2.96%		91,213	2.68%		97,317	2.79%		99,145	2.87%		96,376	2.84%
Net interest-earning assets/Net interest margin	$3,880,771		3.07%	$3,891,871		2.75%	$3,890,860		2.89%	$3,800,034		2.97%	$3,740,167		2.91%
Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.41X			1.41X			1.40X			1.39X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)    Average cost of deposits were 0.11%, 0.12%, 0.14%, 0.15%, and 0.16%, respectively.
(i)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 3.77%, 3.61%, 3.77%, 3.79%, and 3.71%, respectively, Investment securities — 1.48%, 1.45%, 1.48%, 1.47%, and 1.41%, respectively, Interest-earning assets — 3.18%, 2.91%, 3.03%, 3.13%, and 3.10%, respectively. GAAP basis net interest rate spreads were 2.94%, 2.66%, 2.77%, 2.86%, and 2.82%, respectively, and GAAP basis net interest margins were 3.05%, 2.73%, 2.87%, 2.95%, and 2.89%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2022			2021
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets
Interest-earning assets:
Residential mortgage loans	$3,077,155	52,868	3.44%	$2,971,037	51,975	3.50%
Home equity loans	1,285,668	23,433	3.68%	1,406,260	25,046	3.57%
Consumer loans	1,840,110	30,684	3.36%	1,526,861	29,121	3.82%
Commercial real estate loans	2,957,744	61,601	4.14%	3,285,696	71,820	4.32%
Commercial loans	868,854	15,987	3.66%	1,161,736	20,543	3.50%
Loans receivable (a) (b) (d)	10,029,531	184,573	3.71%	10,351,590	198,505	3.85%
Mortgage-backed securities (c)	1,948,794	13,518	1.39%	1,541,585	9,880	1.28%
Investment securities (c) (d)	375,323	3,130	1.67%	347,977	2,847	1.64%
FHLB stock, at cost	13,648	163	2.41%	22,462	254	2.27%
Other interest-earning deposits	1,003,627	2,151	0.43%	805,930	375	0.09%
Total interest-earning assets	13,370,923	203,535	3.07%	13,069,544	211,861	3.25%
Noninterest-earning assets (e)	969,111			1,103,734

Total assets	$14,340,034			$14,173,278

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,348,282	1,181	0.10%	$2,187,184	1,215	0.11%
Interest-bearing demand deposits	2,866,333	631	0.04%	2,812,348	836	0.06%
Money market deposit accounts	2,660,745	1,321	0.10%	2,517,673	1,278	0.10%
Time deposits	1,256,513	3,959	0.64%	1,538,489	6,959	0.91%
Borrowed funds (f)	129,487	324	0.50%	137,488	303	0.44%
Subordinated debt (g)	121,574	2,454	4.04%	123,400	2,522	4.10%
Junior subordinated debentures	129,109	1,571	2.42%	128,850	1,278	1.96%
Total interest-bearing liabilities	9,512,043	11,441	0.24%	9,445,432	14,391	0.31%
Noninterest-bearing demand deposits (h)	3,075,617			2,921,343
Noninterest-bearing liabilities	198,854			256,748

Total liabilities	12,786,514			12,623,523

Shareholders’ equity	1,553,520			1,549,755

Total liabilities and shareholders’ equity	$14,340,034			$14,173,278

Net interest income/Interest rate spread		192,094	2.83%		197,470	2.94%

Net interest-earning assets/Net interest margin	$3,858,880		2.87%	$3,624,112		3.02%

Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.38X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)Average cost of deposits were 0.12% and 0.17%, respectively.
(i)Shown on a FTE basis. GAAP basis yields were: Loans — 3.69% and 3.83%, respectively; Investment securities — 1.46% and 1.43%, respectively; Interest-earning assets — 3.05% and 3.23%, respectively. GAAP basis net interest rate spreads were 2.81% and 2.92%, respectively; and GAAP basis net interest margins were 2.86% and 3.00%, respectively.